EXHIBIT 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Equifax Board of Directors Declares Quarterly Dividend;
Authorizes $150 Million Increase in Share Repurchase Program

ATLANTA, GA, May 5, 2011 — Equifax Inc. (NYSE: EFX) today announced that the Board of Directors has declared a quarterly dividend of $0.16 per share, payable on June 15, 2011, to shareholders of record at the close of business on May 25, 2011.  Equifax has paid cash dividends for 97 consecutive years.

Equifax also announced that the Board of Directors has authorized the repurchase of up to an additional $150 million of the company’s common stock, in addition to the $104.5 million that remained available at March 31, 2011 under the Board’s previous share repurchase authorizations.  Stock repurchases under this program may be made through open-market and privately negotiated transactions at times and in such amounts as management deems appropriate.  The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

“Equifax is strongly committed to driving growth and increasing shareholder value,” said Richard F. Smith, Equifax Chairman and CEO.  “We intend to continue to invest in our business to achieve our long-term growth targets, and also to provide a strong and effective return to our investors through a consistent and meaningful dividend and a prudent level of share buybacks.”

About Equifax (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

With a strong heritage of innovation and leadership, Equifax continuously delivers innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity, and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 15 other countries throughout North America, Latin America, Europe and Asia. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol “EFX”.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the timing, consistency and amount of future dividend payments, share repurchases, investment in strategic growth initiatives and achievement of long-term growth targets.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.   The declaration and payment of dividends is at the discretion of the Company’s Board of Directors and will depend on the Company’s financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to develop new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in laws and regulations governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, federal or state responses to identity theft concerns; and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2010 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

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